UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2007

RURAL CELLULAR CORPORATION
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State or other Jurisdiction of Incorporation)
0-27416	41-1693295
(Commission File Number)	(IRS Employer Identification No.)
3905 Dakota Street S.W., Alexandria, Minnesota	56308
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.               Other Events.

On October 4, 2007, the shareholders of Rural Cellular Corporation (the "Company") approved the adoption of the Agreement and Plan of Merger, dated as of July 29, 2007, by and among Cellco Partnership, a Delaware general partnership doing business as Verizon Wireless, AirTouch Cellular, a California corporation and an indirect wholly-owned subsidiary of Verizon Wireless, Rhino Merger Sub Corporation, a Minnesota corporation and a wholly-owned subsidiary of AirTouch Cellular, and the Company and the transactions contemplated thereby. The related press release issued by the Company is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on September 28, 2007, the Company and Verizon Wireless received a request for additional information from the Antitrust Division of the U.S. Department of Justice ("DOJ") regarding the proposed merger. The information request, also known as a "second request," was issued under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").

The effect of the second request is to extend the waiting period imposed by the HSR Act until 30 days after the Company and Verizon Wireless have substantially complied with the request for additional information, unless the period is extended voluntarily by the parties or terminated sooner by the DOJ. The Company continues to expect the transaction to close in the first half of 2008.

Item 9.01.               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 4, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL CELLULAR CORPORATION

/s/ Richard P. Ekstrand
Richard P. Ekstrand
President and Chief Executive Officer
October 4, 2007